UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________________________________
FORM 8-K
________________________________________________________

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934

February 26, 2015
Date of Report (Date of earliest event reported)

FMC Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-16489	36-4412642
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5875 N. Sam Houston Parkway W., Houston, Texas	77086
(Address of principal executive offices)	(Zip Code)
(281) 591-4000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)    Compensatory Arrangements of Certain Officers

On February 26, 2015, the Compensation Committee (the “Committee”) of the Board of Directors of FMC Technologies, Inc. (the “Company”) modified an element of the performance-based restricted stock unit awards that are intended to be granted to employees of the Company pursuant to the Amended and Restated FMC Technologies, Inc. Incentive Compensation and Stock Plan. While these awards will continue to be tied to the achievement of performance targets relative to the performance of certain peer companies, the relevant peer group for future awards will be the companies in the PHLX Oil Service Sector (Ticker Symbol: OSX), a price-weighted index composed of 15 companies that provide oil drilling and production services, oil field equipment, support services and geophysical/reservoir services. Prior to this change, the achievement of the applicable performance targets was measured relative to the performance of 11 oilfield service and equipment companies designated by the Committee at the time an award was granted.

The description of the performance-based restricted stock unit awards provided above is qualified in its entirety by reference to the full text of the form of Long-Term Incentive Performance-Based Restricted Stock Unit Agreement, which is attached hereto as Exhibit 10.1 and is incorporated into this Item 5.02 by reference.

Item 9.01	Financial Statements and Exhibits

(d)    Exhibits

Exhibit No.	Description of Exhibit

10.1	Form of Long-Term Incentive Performance-Based Restricted Stock Unit Agreement Pursuant to the Amended and Restated FMC Technologies, Inc. Incentive Compensation and Stock Plan (Employee).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FMC TECHNOLOGIES, INC.

By: /s/ Dianne Ralston
Dated: March 4, 2015	Name: Dianne Ralston
Title: Senior Vice President, General Counsel & Secretary

Exhibit Index

Exhibit No.	Description of Exhibit

10.1	Form of Long-Term Incentive Performance-Based Restricted Stock Unit Agreement Pursuant to the Amended and Restated FMC Technologies, Inc. Incentive Compensation and Stock Plan (Employee).